As filed with the Securities and Exchange Commission on
                                                    Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------

                                    Form S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                               -------------------


                               SYNERGY BRANDS INC.

                             -----------------------
               (Exact name of Issuer as specified in its charter)

          Delaware                                            22-2993066

---------------------------------                      ------------------------
(State or other jurisdiction of                        (I.R.S. Employer ID No.)
incorporation or organization)

                      40 Underhill Blvd., Syosset, NY 11791

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              (Address of Principal Executive Offices) (Zip Code)

       KRANTOR CORPORATION 1994 SERVICES AND CONSULTING COMPENSATION PLAN

       ------------------------------------------------------------------
                            (full title of the plan)

                       Mr. Henry J. Platek, Jr., President

                               Synergy Brands Inc.

                      40 Underhill Blvd., Syosset, NY 11791

                                  (516)682-1980

                               ------------------
           telephone number, including area code, of agent for service

                Please send all copies of all correspondence to:

                             Randall J. Perry, Esq.

                      44 Union Avenue, Rutherford, NJ 07070

                         CALCULATION OF REGISTRATION FEE

                                 Proposed          Proposed

Title of                         maximum           maximum      Amount of
securities         Amount        offering          aggregate    registration
to be              to be         price             offering     fee
registered         registered    per share (1)     price (1)

Common Stock       2,300,000     $ 4.82            $11,086,000   $2,217.20
$.001 par value    shares
per share

Total              2,300,000     $ 4.82            $11,086,000   $2,217.20
                   shares

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(b) and (c) on the basis of the average of the high ($5.00) and the low ($4.63) sales price per share of the Common Stock of Synergy Brands Inc. on December 2, 1999 as reported by the NASDAQ National Market System.

  Page 1 of 25 pages contained in the sequential numbering system; the Exhibit Index may be found on page 7 of the sequential numbering system.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation for Documents by Reference.

         -----------------------------------------

     The following documents, or portions thereof, heretofore filed by Synergy Brands nc., formerly Krantor Corporation (the "Company"), with the U.S. Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement on Form S-8 (the "Registration Statement"):

         (a) The latest Prospectus dated November 14, 1994, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), on November 16, 1994 relating to the Registration Statement on Form S-1 (File No. 33-83226) filed by the Company with the Commission on August 24, 1994;

         (b) All other reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Company's fiscal year ended December 31, 1993, covered by the Company's latest Prospectus referred to in (a) above; and

         (c) The description of the Company's Common Stock, $.001 par value per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A (File No. 0-19409) filed by the Company with the Commission pursuant to
Section 12(g) of the Exchange Act on July 16, 1991, including any amendment or report filed for the purpose of updating such description.

         (d) The Registration Statement on Form S-8 filed by the Company with the Commission on March 7, 1994 (File No. 33-76212) and all documents stated therein as incorporated by reference, are hereby incorporated by reference.

         (e) The Registration Statement on Form S-8 filed by the Company with the Commission on August 6, 1996 (File No. 33-09629) and all documents stated therein as incorporated by reference, are hereby incorporated by reference

         (f) The Registration Statement on Form S-8 filed by the Company with the Commission on February 12, 1997 (File No. 33-21623) and all documents stated therein as incorporated by reference, are hereby incorporated by reference

         (g) The Registration Statement on Form S-8 filed by the Company with the Commission on April 28, 1999 (File No. 33-77251) and all documents stated therein as incorporated by reference, are hereby incorporated by reference

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequent filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         --------------------------

     The Company's Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. See Item 3(c) above.

Item 5.  Interests of Names Experts and Counsel.

         ---------------------------------------

         Not applicable

Item 6.  Indemnification of Directors and Officers.

         ------------------------------------------

         no change

Item 7.  Exemption From Registration Claimed.

         ------------------------------------

         no change

Item 8.  Exhibits.

         ---------

     The following are filed as exhibits to this Registration Statement or incorporated herein by reference:

Exhibit No.                      Description

5.1                Opinion of Randall J. Perry, Esq.

23.1 Consent of Belew Averitt LLP, independent public accountants

23.2 Consent of Randall J. Perry, Esq. (contained in the opinion filed as Exhibit 5.1)

99.1               Krantor Corporation 1994 Services and Consulting Compensation
                   Plan as amended


--------

Item 9.  Undertakings.

         -------------

         no change

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deer Park, State of New York, on this 19th day of November, 1999.

                                       SYNERGY BRANDS INC.

                                       By: /s/ Henry J. Platek, Jr.

                                           ------------------------------------
                                               Henry J. Platek, Jr., Pres.

                                POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry J. Platek and Mair Faibish, or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any and all pre or post effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                   Date

/s/ Henry J. Platek, Jr.

----------------------------    Director and Pres. (Prin-      November 19, 1999
    Henry J. Platek, Jr.        cipal Executive Officer)

/s/ Mair Faibish

----------------------------    Director, Vice President and   November 19, 1999
    Mair Faibish                Chief Financial Officer

/s/ Mitchell Gerstein

----------------------------    Director, Vice Pres.,          November 19, 1999
    Mitchell Gerstein           Secretary, and Treasurer

----------------------------    Director
    Dominic A. Marsicovetere

----------------------------    Director
    Michael Ferrone

                                  EXHIBIT INDEX

                                                                         Page in
                                                                    Sequentially

Exhibit No.                  Description
Numbered Doc.

5.1                 Opinion of Randall J. Perry, Esq.                    8

23.1                Consent of Belew Averitt LLP,                        9
                    independent public accountants

23.2                Consent of Randall J. Perry, Esq.
                    (contained in the opinion filed as

                    Exhibit 5.1)

99.1                Krantor Corporation 1994 Services and                10
                     Consulting Compensation Plan as amended